EXHIBIT 23.1







Board of Directors
Gold Banc Corporation, Inc.

We consent to the use of our report incorporated herein by reference in this Registration Statement on Form S-8 pertaining to the Gold Banc Corporation, Inc. 1996 Equity Compensation Plan.


                                            /s/ KPMG LLP



Kansas City, Missouri
May 10, 1999